Exhibit 32

CERTIFICATION PURSUANT TO18
U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Gevity HR, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Erik Vonk, Chief Executive Officer of the Company, and I, Peter C. Grabowski, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “Act”), that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 10, 2004	/s/ ERIK VONK
Erik Vonk Chief Executive Officer

Dated: March 10, 2004	/s/ PETER C. GRABOWSKI
Peter C. Grabowski Chief Financial Officer